Exhibit 77Q1(e)(1) Seventh Amendment to Investment Advisory Agreement between The Phoenix Edge Series Fund and Phoenix Variable
Advisors, Inc. dated August 12, 2005 (pertaining to Phoenix
Mid-Cap Growth Series and Phoenix Strategic Theme Series) filed via EDGAR with Post-Effective Amendment No.52 (File
No. 33-5033) on February 3, 2006.

Exhibit 77Q1(e)(2) Investment Advisory Agreement between
The Phoenix Edge Series Fund and Engemann Asset Management dated January 1, 2005 (pertaining to Phoenix-Engemann
Growth and Income Series) filed via EDGAR with Post-
Effective Amendment No.52 (File No. 33-5033) on February 3, 2006.

Exhibit 77Q1(e)(3) Investment Advisory Agreement between
The Phoenix Edge Series Fund and Engemann Asset Management dated January 1, 2005 (pertaining to Phoenix-Engemann Value
Equity Series) filed via EDGAR with Post-Effective
Amendment No.52 (File No. 33-5033) on February 3, 2006.

Exhibit 77Q1(e)(4) Subadvisory Agreement between Phoenix
Variable Advisors, Inc. and Bennett Lawrence Management LLC dated August 12, 2005 (pertaining to Phoenix Mid-Cap Growth
Series and Phoenix Strategic Theme Series) filed via EDGAR with Post-Effective Amendment No.52 (File No. 33-5033) on
February 3, 2006.